Exhibit 99.1
Lyft Announces Results for First Quarter 2023

SAN FRANCISCO, CA, May 4, 2023 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its first quarter ended March 31, 2023.
“We’re improving our rideshare service and are thrilled with the early results. Riders are taking more rides and drivers have the power to earn more,” said David Risher, chief executive officer of Lyft. “Our focus on riders and drivers will be our strength as we build a large-scale, healthy, and profitable business.”
“David has hit the ground running. His customer obsession is vital in positioning Lyft to capture long-term opportunities,” said Logan Green, chair of Lyft’s board. “John and I, along with the full board, are looking forward to supporting David and to seeing what the team accomplishes in the quarters and years to come.”
“Our Q1 performance was better than we anticipated as rideshare ride growth accelerated year-over-year for the first time in nearly two years,” said Elaine Paul, chief financial officer of Lyft. “In Q2 we will continue focusing on delivering service levels that riders and drivers expect. We’ve moved decisively to cut our operating costs and will use the savings to pay for continued service level improvements near-term.”
First Quarter 2023 Financial Highlights
•Revenue of $1.0 billion, up 14% year-over-year, and $26 million better than our guidance of $975 million1, with the outperformance reflecting rideshare strength.
•Net loss of $187.6 million compares with $196.9 million in Q1’22 and $588.1 million in Q4’22. Net loss includes $186.6 million of stock-based compensation and related payroll tax expenses.
•Adjusted EBITDA2 was $22.7 million and exceeded the top-end of the guidance range of $5 to $15 million1. This compares with $54.8 million in Q1’22 and $(248.3) million in Q4’22.

Outlook
For Q2’23, we anticipate:
•Revenue of approximately $1.0 billion and $1.02 billion
•Adjusted EBITDA between $20 million and $30 million, with an Adjusted EBITDA margin of 2% to 3%

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

1 Company outlook for Q1’23 was reported during the Q4’22 Earnings Call on February 9, 2023.
2 Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.

Key Metrics

	Active Riders			Revenue per Active Rider
	2023	2022	Growth Rate	2023	2022	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	19,552	17,804	9.8%	$51.17	$49.18	4.0%
Three Months Ended June 30		19,860			$49.89
Three Months Ended September 30		20,312			$51.88
Three Months Ended December 31		20,358			$57.72

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, Lyft’s beliefs regarding its future operating and financial performance, including Lyft’s expectations regarding future scale, marketplace health and profitability, and Lyft’s expectations regarding operating costs and service level improvements. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and impact of the COVID-19 pandemic, and risks regarding our ability to forecast our performance due to our limited operating history, the COVID-19 pandemic and the macroeconomic environment. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC on February 27, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that will be filed with the SEC by May 10, 2023. The forward-

looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018.

Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability is amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves is based on the life-to-date cumulative losses collected and likely extends over periods longer than a quarter. The amount of the deferral is recalculated each period based on loss payments and updated estimates of the portfolio’s total losses. Consequently, cumulative reserve adjustments for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any reserve adjustments and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Therefore, in the event that the net amount of any reserve adjustments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of “Net amount from claims ceded under the Reinsurance Agreement”. As of March 31, 2023, we have no deferred gain related to losses ceded under the Reinsurance Agreement.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet Holdings, Inc. on July 13, 2021. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to this transaction. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

In November 2022, Lyft committed to a plan of termination as part of efforts to reduce operating expenses in anticipation of continued macroeconomic headwinds. Lyft believes the costs associated with these restructuring efforts do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$509,576	$281,090
Short-term investments	1,245,220	1,515,702
Prepaid expenses and other current assets	792,708	786,067
Total current assets	2,547,504	2,582,859
Restricted cash and cash equivalents	228,487	109,368
Restricted investments	835,849	1,027,506
Other investments	26,493	26,390
Property and equipment, net	424,444	313,402
Operating lease right of use assets	110,042	135,213
Intangible assets, net	71,732	76,208
Goodwill	262,288	261,582
Other assets	22,627	23,903
Total assets	$4,529,466	$4,556,431
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$103,296	$107,801
Insurance reserves	1,353,703	1,417,350
Accrued and other current liabilities	1,636,759	1,561,609
Operating lease liabilities — current	41,666	45,803
Total current liabilities	3,135,424	3,132,563
Operating lease liabilities	161,800	176,356
Long-term debt, net of current portion	793,422	803,207
Other liabilities	56,824	55,637
Total liabilities	4,147,470	4,167,763
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of March 31, 2023 and December 31, 2022; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of March 31, 2023 and December 31, 2022; 369,516,490 and 361,552,359 Class A shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively; 100,000,000 Class B shares authorized as of March 31, 2023 and December 31, 2022; 8,602,629 Class B shares issued and outstanding as of March 31, 2023 and December 31, 2022.	4	4
Additional paid-in capital	10,514,527	10,335,013
Accumulated other comprehensive income (loss)	(4,291)	(5,754)
Accumulated deficit	(10,128,244)	(9,940,595)
Total stockholders’ equity	381,996	388,668
Total liabilities and stockholders’ equity	$4,529,466	$4,556,431

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$1,000,548	$875,575
Costs and expenses
Cost of revenue	548,992	440,294
Operations and support	98,926	98,600
Research and development	196,904	192,754
Sales and marketing	115,941	126,329
General and administrative	256,540	216,941
Total costs and expenses	1,217,303	1,074,918
Loss from operations	(216,755)	(199,343)
Interest expense	(5,433)	(4,549)
Other income (expense), net	37,215	9,763
Loss before income taxes	(184,973)	(194,129)
Provision for (benefit from) income taxes	2,676	2,803
Net loss	$(187,649)	$(196,932)
Net loss per share, basic and diluted	$(0.50)	$(0.57)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	373,727	346,558
Stock-based compensation included in costs and expenses:
Cost of revenue	$10,769	$9,922
Operations and support	5,928	5,590
Research and development	93,505	80,765
Sales and marketing	11,684	10,572
General and administrative	58,497	46,894

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(187,649)	$(196,932)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	27,230	31,788
Stock-based compensation	180,383	153,743
Amortization of premium on marketable securities	80	1,063
Accretion of discount on marketable securities	(13,624)	(1,238)
Amortization of debt discount and issuance costs	666	653
Gain on sale and disposal of assets, net	(7,575)	(13,723)
Other	3,489	1,835
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(1,115)	(187,884)
Operating lease right-of-use assets	18,978	13,497
Accounts payable	(4,295)	(33,932)
Insurance reserves	(63,647)	(2,748)
Accrued and other liabilities	(15,306)	96,242
Lease liabilities	(11,655)	(14,707)
Net cash used in operating activities	(74,040)	(152,343)
Cash flows from investing activities
Purchases of marketable securities	(598,640)	(661,728)
Proceeds from sales of marketable securities	223,114	202,246
Proceeds from maturities of marketable securities	846,440	224,865
Proceeds from maturities of term deposits	5,000	175,000
Purchases of property and equipment and scooter fleet	(46,799)	(30,310)
Sales of property and equipment	20,256	15,685
Net cash provided by (used in) investing activities	449,371	(74,242)
Cash flows from financing activities
Repayment of loans	(21,145)	(12,266)
Proceeds from exercise of stock options and other common stock issuances	297	90
Taxes paid related to net share settlement of equity awards	(1,165)	(1,807)
Principal payments on finance lease obligations	(5,730)	(8,031)
Net cash used in financing activities	(27,743)	(22,014)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	16	89
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	347,604	(248,510)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	391,823	531,193
End of period	$739,427	$282,683

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$509,576	$214,868
Restricted cash and cash equivalents	228,487	67,152
Restricted cash, included in prepaid expenses and other current assets	1,364	663
Total cash, cash equivalents and restricted cash and cash equivalents	$739,427	$282,683
Non-cash investing and financing activities
Financed vehicles acquired, net of principal payments	$98,373	$20,279
Purchases of property and equipment, and scooter fleet not yet settled	7,547	9,198
Right-of-use assets acquired under finance leases	5,367	4,002
Right-of-use assets acquired under operating leases	672	1,426
Remeasurement of finance and operating lease right of use assets	(8,105)	1,217

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Contribution(1)

Revenue	$1,000.5	$1,175.0	$875.6
Less cost of revenue	(549.0)	(774.4)	(440.3)
Gross profit	451.6	400.6	435.3
Gross profit margin	45.1%	34.1%	49.7%
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	1.2	1.2
Stock-based compensation expense	10.8	11.1	9.9
Payroll tax expense related to stock-based compensation	0.4	0.1	0.8
Net amount from claims ceded under the Reinsurance Agreement(2)	—	—	55.3
Restructuring charges(3)(4)	1.1	1.6	—
Contribution(1)	$465.1	$414.7	$502.5
Contribution Margin(1)	46.5%	35.3%	57.4%
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(3) In the first quarter of 2023, we incurred restructuring charges of $1.1 million of severance and other employee costs due to ongoing transformational initiatives.
(4) In the fourth quarter of 2022, we incurred restructuring charges of $1.6 million of severance and other employee costs. In addition, restructuring-related charges of $0.2 million for stock-based compensation and the payroll tax expense related to stock-based compensation are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Adjusted EBITDA(1)

Net loss	$(187.6)	$(588.1)	$(196.9)
Adjusted to exclude the following:
Interest expense(2)	5.9	5.6	4.7
Other (income) expense, net	(37.2)	(15.5)	(9.8)
Provision for (benefit from) income taxes	2.7	2.4	2.8
Depreciation and amortization	27.2	58.0	31.8
Stock-based compensation	180.4	199.4	153.7
Payroll tax expense related to stock-based compensation	6.2	1.9	9.5
Net amount from claims ceded under the Reinsurance Agreement(3)	—	—	55.3
Sublease income(4)	1.3	1.5	3.7
Restructuring charges(5)(6)	23.9	86.6	—
Adjusted EBITDA(1)	$22.7	$(248.3)	$54.8
Adjusted EBITDA Margin(1)	2.3%	(21.1%)	6.3%
_______________

(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.4 million, $0.4 million and $0.2 million related to the interest component of vehicle related finance leases in the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(3) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(4) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(5) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs and $19.6 million related to right-of-use-asset impairments and other costs due to ongoing transformational initiatives. Restructuring related charges for stock-based compensation of $0.2 million and accelerated depreciation of $0.3 million are included on their respective line items.
(6) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs. In addition, restructuring-related charges for stock-based compensation of $9.5 million, payroll taxes related to stock-based compensation of $0.3 million and accelerated depreciation of $23.9 million are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Adjusted Net Income (Loss)(1)

Net Loss	$(187.6)	$(588.1)	$(196.9)
Adjusted for the following:
Amortization of intangible assets	4.5	5.5	3.1
Stock-based compensation expense	180.4	199.4	153.7
Payroll tax expense related to stock-based compensation	6.2	1.9	9.5
Net amount from claims ceded under the Reinsurance Agreement(2)	—	—	55.3
Restructuring charges(3)(4)	24.2	110.5	—
Adjusted Net Income (Loss)(1)	$27.7	$(270.8)	$24.6
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(3) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs, $19.6 million related to right-of-use asset impairments and other costs and $0.3 million related to accelerated depreciation of certain fixed assets due to ongoing transformational initiatives. In addition, restructuring related charges for the stock-based compensation of $0.2 million are included on their respective line items.
(4) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs, $57.4 million related to lease impairments and other restructuring costs and $23.9 million related to accelerated depreciation of certain fixed assets. In addition, restructuring related charges for the stock-based compensation of $9.5 million, payroll taxes related to stock-based compensation of $0.3 million are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.